SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2003

IMPATH INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27750	13-3459685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

521 West 57th Street, New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

(212) 698-0300 (Registrant’s Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

          On February 10, 2003, IMPATH Inc. (the “Company”) announced that its Board of Directors had appointed Carter H. Eckert as Chairman and Chief Executive Officer, to replace Anu D. Saad, Ph.D., who resigned following a review of expenses submitted by Dr. Saad over the last three years. The text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

     Exhibit 99.1 — Press Release issued on February 10, 2003 by IMPATH Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2003

IMPATH INC. By: /s/ Richard Rosenzweig —————————————— Name: Richard Rosenzweig Title: Secretary and General Counsel

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Exhibit Index Exhibit 99.1 — Press Release issued on February 10, 2003 by IMPATH Inc. 4